UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 26, 2011, the Board of Directors (the “Board”) of Neutral Tandem, Inc. (the “Company”) voted to increase the size of the Board from six to eight members and to appoint Edward Greenberg and Timothy A. Samples as new directors to fill the vacancies created by such increase, effective immediately. Mr. Greenberg was appointed to serve on the Audit Committee and the Compensation Committee. Mr. Samples was appointed to serve on the newly created Capital Allocation Committee, along with Rian J. Wren and G. Edward Evans, as well as the Audit Committee and the Nominating and Corporate Governance Committee. For a complete listing of the committees on which directors serve, please see the Investor Relations section of the Company’s website at www.neutraltandem.com.

Mr. Greenberg is currently a partner at RIME Communications Capital, an investment partnership focusing on the telecommunications, media and internet sectors. Mr. Greenberg founded RIME Communications in 2008. Prior to RIME Communications, Mr. Greenberg served in various roles at Morgan Stanley, which he joined in 1985. These roles included serving as a global telecommunications strategist and senior investment banker from 1998-2007, and as head of Morgan Stanley’s global telecommunications and media research team from 1994-1998. Prior to Morgan Stanley, Mr. Greenberg worked at Sanford C. Bernstein in investment research. Mr. Greenberg began his career as a regulator, working at the Federal Communications Commission and the National Telecommunications and Information Agency. Mr. Greenberg served as a director of Teleglobe from 2002 to 2005, and graduated from the University of Wisconsin in 1972.

Mr. Samples has over 25 years of experience in the communications industry. Since 2003, he has been a Principal at Sapience LLC, where he performs consulting work and serves as a non-executive director for two telecommunications and technology companies. From 2001 to 2002, Mr. Samples served as Chief Executive Officer, President and Chairman of the Board of Management for Completel N.V., a Dutch registered competitive local exchange carrier. From 2000 to 2001, Mr. Samples served as Chief Executive Officer and President of Firstmark Communications, a Pan-European broadband company with operations in seven Western European countries. From 1997 to 2000, Mr. Samples was the Chief Executive Officer of One2One, a GSM service operator created through a joint venture between MediaOne group and Cable & Wireless. From 1996 to 1997, Mr. Samples was responsible for the US domestic wireless business for US West Mediaone group, including their investments in PCS Primeco. From 1995 to 1996, Mr. Samples served as Vice President and General Manager for US West Cellular/Airtouch in Phoenix, Arizona. Prior to 1995, Mr. Samples held various management, sales and marketing positions with US West/MediaOne Group. Mr. Samples has previously served on the boards of directors (and various committees) of the following public companies: Syniverse, Pac-West, Focal, and Genesys. Mr. Samples holds a Bachelor’s degree in Psychology from the University of Toledo.

In connection with their respective appointments on May 26, 2011, Mr. Greenberg and Mr. Samples each received a grant of 11,680 shares of restricted stock. One half of the shares of restricted stock granted to Mr. Greenberg and Mr. Samples will vest on May 26, 2012 and the remaining one half of the shares will vest in equal monthly installments over the subsequent 12 months. The value of these grants is consistent with the grants made of 8,347 shares of restricted stock to certain non-employee directors of the Company on November 16, 2009, which were each valued at $197,156 based on the closing market price on the date of the grant.

Mr. Greenberg and Mr. Samples were appointed pursuant to a previously announced letter agreement (the “Letter Agreement”), dated April 18, 2011, by and among the Company, on the one hand, and Spotlight Advisors, LLC, George Allen and Clinton Group, Inc. on behalf of themselves and their respective affiliated funds, persons and entities, on the other hand (collectively, the “Investor Group”). The Letter Agreement provided, among other things, that two new independent directors would join the Board following the Company’s 2011 Annual Meeting of Stockholders and that the Company would form a new Board committee responsible for considering key issues regarding the Company’s capital structure and capital allocation. The description of the Letter Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 25, 2011, the stockholders elected each of the Company’s six nominees to serve on the Board until the next annual meeting, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, approved the compensation of the Company’s named executive officers on an advisory basis and recommended that the Company hold advisory votes on executive compensation every one year.

The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors
Peter J. Barris	25,334,524	819,491	4,504,750
G. Edward Evans	24,003,443	2,150,572	4,504,750
Robert C. Hawk	24,664,489	1,489,526	4,504,750
James P. Hynes	23,933,581	2,220,434	4,504,750
Lawrence M. Ingeneri	25,582,602	571,413	4,504,750
Rian J. Wren	23,563,413	2,590,602	4,504,750

Accordingly, each of the six nominees received a majority of votes cast in favor of that director’s election and was elected.

	Votes For	Votes Against	Abstentions
Ratification of Independent Registered Public Accounting Firm	30,502,719	92,047	63,999

Accordingly, a majority of votes cast on the ratification of auditors were in favor of the proposal and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Advisory Vote on Executive Compensation	25,180,517	906,969	66,529	4,504,750

Accordingly, a majority of votes cast in the advisory vote on executive compensation were “for” the approval of executive compensation as disclosed in the Company’s proxy statement.

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Advisory Vote on the Frequency of Future
Advisory Votes on Executive Compensation	20,476,846	3,210,502	2,424,176	42,491	4,504,750

Accordingly, a majority of votes cast in the advisory vote on the frequency of future advisory votes on executive compensation were for such votes to occur every year. No later than October 24, 2011, the Company will disclose by amendment to this Current Report on Form 8-K (pursuant to Item 5.07(d) of Form 8-K) the decision of the Board in light of this advisory vote as to how frequently the Company will include an advisory vote on executive compensation in its future proxy materials.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement among the Company and the Investor Group dated as of April 18, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 19, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Robert M. Junkroski
Date: May 27, 2011	Name: Robert M. Junkroski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement among the Company and the Investor Group dated as of April 18, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 19, 2011).